Exhibit 10.34

TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT (this “Agreement”), dated as of December 20, 2018, is made by Quality Gold, Inc., an Ohio corporation (the “Grantor”), in favor of PNC Bank, National Association (the “Secured Party”).

RECITALS

A.            The Grantor, the other Borrowers and the Secured Party are parties to that certain Revolving Credit, Term Loan, and Security Agreement dated as of the date hereof (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”), pursuant to which the Secured Party has agreed to make certain loans and other financial accommodations to or for the benefit of the Borrowers, and pursuant to which the Borrowers have granted to the Secured Party security interests in (among other things) all or substantially all of the general intangibles of the Borrowers.

B.             Pursuant to the Credit Agreement, the Grantor has agreed to execute and deliver this Agreement to the Secured Party for filing with the PTO and with any other relevant recording systems in any jurisdiction, and as further evidence of and to effectuate the Secured Party’s security interests in the trademarks and other general intangibles described herein.

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Grantor hereby agrees in favor of the Secured Party as follows:

1.             Definitions; Interpretation.

(a)           Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Event of Default” means any Event of Default under the Credit Agreement.

“PTO” means the United States Patent and Trademark Office.

“Secured Party” has the meaning set forth in the introductory paragraph of this Agreement.

“Trademark Collateral” has the meaning set forth in Section 2.

“Trademarks” has the meaning set forth in Section 2.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of Ohio.

“United States” and “U.S.” each mean the United States of America.

(b)            Terms Defined in UCC. Where applicable and except as otherwise defined herein, capitalized terms used in this Agreement will have the meanings ascribed to them in the Credit Agreement and, if not defined therein, shall have the meanings ascribed to them in the UCC.

2.             Security Interest.

(a)            Assignment and Grant of Security. In order to secure prompt payment of the Obligations, the Grantor hereby grants to the Secured Party, a continuing security interest in all of the Grantor’s right, title, and interest in and to the following property, whether currently existing or hereafter acquired or arising (collectively, the “Trademark Collateral”):

(i)       all common law, state and federal trademarks, service marks and trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, Internet domain names, other source or business identifiers, designs and General Intangibles of like nature, now existing or hereafter adopted or acquired, together with and including all licenses therefor held by the Grantor, and all registrations and recordings thereof, and all applications filed or to be filed in connection therewith, including registrations and applications in the PTO, any State of the United States (but excluding each application to register any trademark, service mark, or other mark prior to the filing under applicable law of a verified and accepted Statement of Use (or the equivalent) for such trademark or service mark) and all extensions or renewals thereof, including without limitation any of the foregoing identified on Schedule A hereto and any and all variations thereof (as such schedule may be amended, modified or supplemented from time to time), and the right (but not the obligation) to register claims under any state or federal trademark law or regulation and to apply for, renew and extend any of the same, to sue or bring opposition or cancellation proceedings in the name of the Grantor or in the name of the Secured Party for past, present or future infringement or unconsented use thereof, and all rights arising therefrom throughout the world (collectively, the “Trademarks”);

(ii)       all claims, causes of action and rights to sue for past, present or future infringement or unconsented use of any Trademarks and all rights arising therefrom and pertaining thereto;

(iii)       all General Intangibles (as defined in the UCC) and all intangible intellectual or other similar property of the Grantor of any kind or nature, whether now owned or hereafter acquired or developed, associated with or arising out of any of the Trademarks and not otherwise described above, including all the goodwill of the Grantor’s business symbolized by the Trademarks or associated therewith; and

(iv)       all products and proceeds of any and all of the foregoing.

(b)           Continuing Security Interest. The Grantor hereby agrees that this Agreement shall create a continuing security interest in the Trademark Collateral which shall remain in effect until terminated in accordance with Section 11.

(c)           Incorporation into Credit Agreement. This Agreement shall be fully incorporated into the Credit Agreement and all understandings, agreements and provisions contained in the Credit Agreement shall be fully incorporated into this Agreement. Without limiting the foregoing, the Trademark Collateral described in this Agreement shall constitute part of the “Collateral” as defined in the Credit Agreement.

(d)           Licenses. Anything in the Credit Agreement or this Agreement to the contrary notwithstanding, the Grantor may grant non-exclusive licenses of the Trademark Collateral (subject to the security interest of the Secured Party therein) in the ordinary course of business.

3.             Further Assurances; Appointment of Secured Party as Attorney-in-Fact. The Grantor at its expense shall execute and deliver, or cause to be executed and delivered, to the Secured Party any and all documents and instruments, in form and substance reasonably satisfactory to the Secured Party, and take any and all action, which the Secured Party may reasonably request from time to time, to perfect and continue the perfection or to maintain the priority of, or provide notice of the security interest in, or maintain, preserve and protect the Trademark Collateral held by the Secured Party and to accomplish the purposes of this Agreement. The Grantor hereby irrevocably constitutes and appoints the Secured Party (and any of the Secured Party’s officers or employees or agents designated by the Secured Party) as the Grantor’s true and lawful attorney-in-fact with full power and authority (i) to sign the name of the Grantor on all or any of such documents or instruments and perform all other acts that the Secured Party in the exercise of its sole discretion deems necessary or advisable in order to perfect or continue the perfection of, maintain the priority or enforceability of, or provide notice of the security interest in, the Trademark Collateral held by the Secured Party, and (ii) to execute any and all other documents and instruments, and to perform any and all acts and things for and on behalf of the Grantor, which the Secured Party may deem reasonably necessary or advisable to perfect or continue the perfection of, maintain the priority or enforceability of, or provide notice of the security interest in, the Trademark Collateral held by the Secured Party or maintain, preserve and protect the Trademark Collateral and to accomplish the purposes of this Agreement, including (A) to defend, settle, adjust or institute any action, suit or proceeding with respect to the Trademark Collateral, (B) to assert or retain any rights under any license agreement for any of the Trademark Collateral, including any rights of the Grantor arising under Section 365(n) of the Bankruptcy Code, and (C) to execute any and all applications, documents, papers and instruments for the Secured Party to use the Trademark Collateral, to grant or issue any exclusive or non-exclusive license with respect to any Trademark Collateral, and to assign, convey or otherwise transfer title in or dispose of the Trademark Collateral. The power of attorney set forth in this Section 3, being coupled with an interest, is irrevocable so long as this Agreement shall not have terminated in accordance with Section 11.

4.             Representations and Warranties. The Grantor represents and warrants to the Secured Party as follows:

(a)           No Other Trademarks. As of the date hereof, Schedule A sets forth a true and correct list of all material Trademarks that are registered, or for which any application for registration has been filed, with the PTO or any corresponding or similar trademark office of any other U.S. jurisdiction, and that are owned by Grantor.

(b)            Trademarks Subsisting. As of the date hereof, except as would not reasonably be expected to have a Material Adverse Effect, each of the Trademarks listed on Schedule A is subsisting and has not been adjudged invalid or unenforceable, in whole or in part, all maintenance fees required to be paid on account of any Trademarks have been timely paid for maintaining such Trademarks in force, and, to the best of the Grantor’s knowledge, each of the Trademarks is valid and enforceable.

(c)            Ownership of Trademark Collateral; No Violation. As of the date hereof, except as would not reasonably be expected to have a Material Adverse Effect, (i) the Grantor has rights in and good title to its interests in the existing Trademark Collateral, (ii) with respect to the Trademark Collateral shown on Schedule A hereto as owned by it, the Grantor is the sole and exclusive owner thereof, free and clear of any Liens (other than Permitted Encumbrances), and (iii) with respect to any Trademarks for which the Grantor is either a licensor or a licensee pursuant to a license or licensing agreement regarding such Trademark Collateral, each such license or licensing agreement is in full force and effect, the Grantor is not in material default of any of its obligations thereunder and, other than (A) the parties to such licenses or licensing agreements, or (B) in the case of any non-exclusive license or license agreement entered into by the Grantor or any such licensor regarding such Trademark, the parties to any other such nonexclusive licenses or license agreements entered into by the Grantor or any such licensor with any other Person, no other Person has any rights in or to any of the Trademark Collateral.

(d)            No Infringement. As of the date hereof, to the best of the Grantor’s knowledge, (i) no material infringement or unauthorized use presently is being made of any of the Trademark Collateral by any Person, and (ii) the past, present and contemplated future use of the Trademark Collateral by the Grantor has not, and does not infringe upon or violate any right, privilege or license agreement of or with any other Person.

(e)            Powers. As of the date hereof, the Grantor has the right, power and authority to pledge and to grant to the Secured Party a security interest in all of the Trademark Collateral owned by it pursuant to this Agreement, and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person (other than contents or approvals that have been obtained).

(f)            No Violation. The execution, delivery and performance by the Grantor of this Agreement do not violate any provision of law or the articles of incorporation or by-laws or similar organizational documents of the Grantor or result in a breach of or constitute a material default under any contract, obligation, indenture or other instrument to which the Grantor is a party or by which the Grantor may be bound.

(g)           Authorization. This Agreement has been duly authorized, executed and delivered, and constitutes, a legal, valid and binding agreement of the Grantor, enforceable in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

5.             Compliance with Law. The Grantor covenants that so long as this Agreement shall be in effect, the Grantor shall comply, in all material respects, with all applicable statutory and regulatory requirements in connection with any and all of the Trademark Collateral and give notice of trademark claims, prosecute such material claims, and do all other acts and take all other measures which may be reasonably necessary or desirable to preserve, protect and maintain such Trademark Collateral and all of the Grantor’s rights therein, including diligently prosecute any material trademark application pending as of the date of this Agreement or thereafter.

6.             Post-Closing Filing; Future Rights. Secured Party may elect to record this Agreement after the Closing Date with the PTO or any office in any other jurisdiction to perfect or otherwise provide notice of the Lien of the Secured Party in the Trademark Collateral. Secured Party may undertake such recordation at any time at its sole discretion and all fees, costs and expenses, including reasonable attorneys’ fees incurred in connection therewith shall be paid or reimbursed by the Grantor within ten (10) days after written demand. For so long as any of the Obligations shall remain outstanding, or, if earlier, until the Secured Party shall have released or terminated, in whole but not in part, its interest in the Trademark Collateral, if and when the Grantor shall obtain rights to any new Trademarks, or any reissue, renewal or extension of any Trademarks, the provisions of Section 2 shall automatically apply thereto. The Grantor shall do all things reasonably requested by the Secured Party to ensure the validity, perfection, priority and enforceability of the security interests of the Secured Party in such future acquired Trademark Collateral. Secured Party may modify, amend or supplement the Schedules hereto and to re-execute this Agreement from time to time on the Grantor’s behalf and as its attorney-in-fact to include any future Trademarks which are or become Trademark Collateral and to cause such re-executed Agreement or such modified, amended or supplemented Schedules to be filed with the PTO.

7.             Binding Effect. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Grantor and the Secured Party and their respective successors and permitted assigns.

8.             Entire Agreement; Amendment. This Agreement and the Credit Agreement, together with the Schedules hereto and thereto, contain the entire agreement of the parties with respect to the subject matter hereof and supersede all prior drafts, agreements and communications relating to such subject matter. Neither this Agreement nor any provision hereof may be modified, amended or waived except by the written agreement of the parties as provided in the Credit Agreement. Notwithstanding the foregoing, the Secured Party may re-execute this Agreement or modify, amend or supplement the Schedules hereto as provided in Section 6 hereof.

9.             Severability. If one or more provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect in any jurisdiction or with respect to any party, such invalidity, illegality or unenforceability in such jurisdiction or with respect to such party shall, to the fullest extent permitted by applicable law, not invalidate or render illegal or unenforceable any such provision in any other jurisdiction or with respect to any other party, or any other provisions of this Agreement.

10.           Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same agreement. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof. Any party so executing this Agreement by facsimile or other electronic transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile or other electronic transmission.

11.           TERMINATION. This Agreement shall remain in effect until all Obligations have been satisfied and paid in full in accordance with the Credit Agreement and the Secured Party’s obligation to provide additional credit under the Credit Agreement has been terminated.

12.           GOVERNING LAW. Section 16.1 of the Credit Agreement is hereby incorporated into this Agreement.

13.            JURY WAIVER. The parties each waive any right to trial by jury in any action or proceeding relating to this Agreement, the Credit Agreement, the Other Documents, the Obligations, or the Trademark Collateral, or any actual or proposed transaction or other matter contemplated in or relating to the foregoing.

Signature Pages Follow

Signature Page to Trademark Security Agreement (Quality Gold)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

Quality Gold, Inc.

By:	/s/ Michael Langhammer
Michael Langhammer
Chief Executive Officer

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